  Exhibit 99.1

LightPath Technologies Announces Preliminary Results for Fourth Quarter and Fiscal 2019

ORLANDO, FL – August 8, 2019 – LightPath Technologies, Inc. (NASDAQ: LPTH) (“LightPath,” the “Company,” or “we”), a leading vertically integrated global manufacturer, distributor and integrator of proprietary optical and infrared components and high-level assemblies, today announced preliminary financial results for the fourth quarter and fiscal year ended June 30, 2019 and the scheduling of a conference call and simultaneous webcast to take place on September 13, 2019 to discuss the Company’s financial and operational results for the fourth quarter and full year.

Preliminary Financial Results for the Fourth Quarter and Fiscal Year Ended June 30, 2019

Subject to completion of the audit of the Company’s financial results for the quarter and year ended June 30, 2019, LightPath expects to report:

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12-month backlog between $16.8 million and $17.1 million at June 30, 2019, compared to $12.8 million at June 30, 2018.
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Total revenues between $8.4 million and $8.7 million for the fourth quarter of fiscal 2019, compared to $8.1 million for the fourth quarter of fiscal 2018. Total revenues for the year between $33.4 million and $33.7 million for fiscal 2019, compared to $32.5 million for fiscal 2018.
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Total debt, including capital leases, to be approximately $6.6 million as of June 30, 2019, a decrease of 11% as compared to $7.4 million at June 30, 2018.
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Capital expenditures, including equipment financed through capital leases, to be approximately $2.4 million for the fiscal year ended June 30, 2019, compared to $3.3 million in the prior fiscal year
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Cash and cash equivalents of approximately $4.6 million as of June 30, 2019, as compared to $6.5 million at June 30, 2018. The change in cash of $1.9 million from the prior year end is primarily related to capital expenditures and debt reduction.

Jim Gaynor, President and Chief Executive Officer of LightPath, commented, “In fiscal 2019, LightPath experienced encouraging market acceptance of its diversified portfolio of visible and infrared lenses. However, along the way we were impacted by some performance and operational difficulties, as well as disappointments, that impacted our ability to execute our overall business plan. Over the past two years, LightPath has transformed into a manufacturer of a wide breadth of visible and infrared lens components, optical sub-assemblies, and other specialty optical products. This product portfolio is broader and more complex than anything we previously have offered and, in our collective experience, superior to anything else available to the markets we serve. However, this complexity requires processing times and sales cycles that are longer than we initially anticipated at the beginning of fiscal 2019, which have caused inefficiencies and lost opportunities that impacted our financial results for the year. We believe that, with significant competitive advantages in both process and intellectual properties, the Company is positioned to serve a wider number of industries, such as defense and security, optical systems and components, datacom/telecom, information technology, life sciences, machine vision, and production technology.”

“Recognizing these issues, we made investments and implemented other streamlining initiatives through the course of fiscal 2019 to support the significant changes to our business. We also recently added a product management function to support our expanding business and to ensure we leverage our expanded capabilities to the fullest extent. This product management function will bring proactive and focused sales execution for each of our major capabilities: molded optics, thermal imaging optics, and custom optics. The investments and organizational changes are expected to reduce total operating expenses by approximately 7% beginning in July 2019.”

“During our fourth quarter conference call to be held in September, we will provide more detail on the business environment that impacted our fiscal 2019 fourth quarter and full year results, including the effect of tariffs on gross margin, the impact of closing our New York facility, and other non-recurring items. We will also discuss the strategies that we put into place to improve our financial performance for fiscal 2020. The Company expects to issue the final financial results for the fourth quarter and year ended June 30, 2019 on Thursday, September 12, 2019 after the close of the stock market. A conference call and simultaneous webcast will be scheduled for Friday, September 13th, as detailed below.”

Investor Conference Call and Webcast Details

LightPath will host an audio conference call and webcast on Friday, September 13 at 8:30 a.m. ET to discuss its financial and operational performance for the fourth quarter and fiscal year ended June 30, 2019.

Date: Friday, September 13, 2019
Time: 8:30 AM (ET)
Dial-in Number: 1-877-317-2514
International Dial-in Number: 1-412-317-2514
Webcast: https://services.choruscall.com/links/lpth190913.html

Participants should dial-in or log-on approximately 10 minutes prior to the start of the event. A replay of the call will be available approximately one hour after completion through September 27, 2019. To listen to the replay, dial 1-877-344-7529 (domestic) or 1-412-317-0088 (international), and enter conference ID # 10134249.

About LightPath Technologies

LightPath Technologies, Inc. (NASDAQ: LPTH) is a leading global, vertically integrated provider of optics, photonics and infrared solutions for the industrial, commercial, defense, telecommunications, and medical industries. LightPath designs, manufactures, and distributes proprietary optical and infrared components including molded glass aspheric lenses and assemblies, infrared lenses and thermal imaging assemblies, fused fiber collimators, and proprietary Black DiamondTM (“BD6”) chalcogenide-based glass lenses. LightPath also offers custom optical assemblies, including full engineering design support. The Company is headquartered in Orlando, Florida, with manufacturing and sales offices in Latvia and China.

LightPath’s wholly-owned subsidiary, ISP Optics Corporation, manufactures a full range of infrared products from high performance MWIR and LWIR lenses and lens assemblies. ISP’s infrared lens assembly product line includes athermal lens systems used in cooled and un-cooled thermal imaging cameras. Manufacturing is performed in-house to provide precision optical components including spherical, aspherical and diffractive coated infrared lenses. ISP’s optics processes allow it to manufacture its products from all important types of infrared materials and crystals. Manufacturing processes include CNC grinding and CNC polishing, diamond turning, continuous and conventional polishing, optical contacting and advanced coating technologies.

For more information on LightPath and its businesses, please visit www.lightpath.com.

Information Regarding Preliminary Results

The preliminary estimated financial information contained in this press release reflects management’s estimates based solely upon information available to it as of the date of this press release and is not a comprehensive statement of our financial results for the fourth quarter and year ended June 30, 2019. We have provided ranges for the preliminary estimated financial results described above primarily because our financial closing procedures for the fourth quarter and year ended June 30, 2019 are not yet complete. The information presented above should not be considered a substitute for full audited financial statements for the fourth quarter and year ended June 30, 2019, once they become available, and should not be regarded as a representation by us or our management as to the actual financial results for the four quarter and year ended June 30, 2019. The ranges for the preliminary estimated financial results described above constitute forward-looking statements. The preliminary estimated financial information presented above is subject to change, and our actual financial results may differ from such preliminary estimates and such differences could be material. Accordingly, you should not place undue reliance upon these preliminary estimates.

Forward-Looking Statements

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “guidance,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended June 30, 2018. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:
Jim Gaynor, President & CEO LightPath Technologies, Inc. Tel: 407-382-4003 jgaynor@lightpath.com	Don Retreage, Jr., CFO LightPath Technologies, Inc. Tel: 407-382-4003 x329 dretreage@lightpath.com	Jordan Darrow Darrow Associates Tel: 512-551-9296 jdarrow@darrowir.com